                                                              Exhibit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 to be filed on or about November 14, 1997, of our report dated February 5, 1997, on our audit of the financial statements of Houghton Acquisition Corporation d/b/a Hutchinson Foundry Products Company. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.


St. Louis, Missouri
November 14, 1997